EXHIBIT 99

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2013

This Current Report on Form 8-K includes supplemental unaudited historical business segment net sales and operating income information to reflect the business segment realignments effective in the first quarter of 2013 (provided on both an annual and quarterly basis for the years ended December 31, 2012, 2011 and 2010). The Company did not operate under the realigned business segment structure for any of these prior periods and will begin to report comparative results under the new structure effective with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2013.

Effective in the first quarter of 2013, 3M completed a realignment of its business groups (segments) to better serve global markets and customers. This realignment included:

•                  The alignment of divisions into five business groups (segments) as further described below.

•                  The combination of certain existing divisions into new divisions. These included the Traffic Safety and Security Division (reflecting the combination of the former Traffic Safety Systems Division and Security Systems Division) and the Optical Systems Division (reflecting the combination of the former Optical Systems Division and Mobile Interactive Solutions Division).

•                  The movement of certain product lines between various divisions.

In addition to the above, there were also adjustments for dual credit reporting to reflect the realigned structure. The new structure is comprised of five business segments:  Industrial, Safety and Graphics, Electronics and Energy, Health Care, and Consumer.

Industrial:  This business segment, previously referred to as Industrial and Transportation, is largely unchanged, except for the transfer of the Renewable Energy Division to the Electronics and Energy business segment.

Safety and Graphics: This business segment includes Architectural Markets, Building and Commercial Services, Commercial Graphics, Industrial Mineral Products, Personal Safety, and Traffic Safety and Security. This new business segment also reflects the movement of certain product lines between various divisions.

Electronics and Energy: This business segment includes Communication Markets, Electrical Markets, Electronics Markets Materials, Electronic Solutions, Infrastructure Protection, Optical Systems, Renewable Energy, and 3M Touch Systems.  This new business segment also reflects the movement of certain product lines between various divisions.

Health Care: This business segment is largely unchanged, except for the movement of certain product lines between various divisions.

Consumer: This business segment, previously referred to as Consumer and Office, is largely unchanged, except for the movement of certain product lines between various divisions.

3M’s businesses are organized, managed and internally grouped into segments based on differences in products, technologies and services. Effective in the first quarter of 2013, 3M now manages its operations in five operating business segments as described above. 3M’s five business segments bring together common or related 3M technologies, enhancing the development of innovative products and services and providing for efficient sharing of business resources. These segments have worldwide responsibility for virtually all 3M product lines. 3M is not dependent on any single product or market. Transactions among reportable segments are recorded at cost. 3M is an integrated enterprise characterized by substantial intersegment cooperation, cost allocations and inventory transfers. Therefore, management does not represent that these segments, if operated independently, would report the operating income information shown.

Corporate and Unallocated operating income includes a variety of miscellaneous items, such as corporate investment gains and losses, certain derivative gains and losses, certain insurance-related gains and losses, certain litigation and environmental expenses, corporate restructuring program charges and certain under- or over-absorbed costs (e.g. pension, stock-based compensation) that the Company may choose not to allocate directly to its business segments. Because this category includes a variety of miscellaneous items, it is subject to fluctuation on a quarterly and annual basis.

3M business segment reporting measures include dual credit to business segments for certain U.S. sales and related operating income. Management evaluates each of its five operating business segments based on net sales and operating income performance, including dual credit U.S. reporting to further incentivize U.S. sales growth. As a result, 3M provides additional (“dual”) credit to those business segments selling products in the U.S. to an external customer when that segment is not the primary seller of the product. For example, certain respirators are primarily sold by the Personal Safety Division within the Safety and Graphics business segment; however, the Industrial business segment also sells this product to certain customers in its U.S. markets. In this example, the non-primary selling segment (Industrial) would also receive credit for the associated net sales it initiated and the related approximate operating income. The assigned operating income related to dual credit activity may differ from operating income that would result from actual costs associated with such sales. The offset to the dual credit business segment reporting is reflected as a reconciling item entitled “Elimination of Dual Credit,” such that sales and operating income for the U.S. in total are unchanged.

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2013

Net Sales

NET SALES	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2012	$2,558	$2,499	$2,462	$2,424	$9,943
2011	2,344	2,514	2,448	2,323	9,629
2010	1,974	2,041	2,076	2,025	8,116

Safety and Graphics
2012	$1,387	$1,421	$1,357	$1,306	$5,471
2011	1,332	1,445	1,383	1,298	5,458
2010	1,169	1,246	1,235	1,223	4,873

Electronics and Energy
2012	$1,320	$1,384	$1,414	$1,340	$5,458
2011	1,470	1,511	1,461	1,290	5,732
2010	1,260	1,465	1,525	1,382	5,632

Health Care
2012	$1,275	$1,277	$1,259	$1,327	$5,138
2011	1,250	1,264	1,241	1,256	5,011
2010	1,108	1,105	1,087	1,192	4,492

Consumer
2012	$1,060	$1,083	$1,129	$1,114	$4,386
2011	1,018	1,062	1,116	1,034	4,230
2010	928	977	1,047	974	3,926

Corporate and Unallocated
2012	$2	$1	$1	$—	$4
2011	4	3	1	1	9
2010	4	3	3	1	11

Elimination of Dual Credit
2012	$(116)	$(131)	$(125)	$(124)	$(496)
2011	(107)	(119)	(119)	(113)	(458)
2010	(95)	(106)	(99)	(88)	(388)

Total Company
2012	$7,486	$7,534	$7,497	$7,387	$29,904
2011	7,311	7,680	7,531	7,089	29,611
2010	6,348	6,731	6,874	6,709	26,662

Supplemental Unaudited Business Segment Information

Based on Segment Structure Effective in the First Quarter of 2013

Operating Income

OPERATING INCOME	First	Second	Third	Fourth	Total
(Millions)	Quarter	Quarter	Quarter	Quarter	Year
Industrial
2012	$591	$592	$568	$485	$2,236
2011	495	522	497	469	1,983
2010	436	453	420	411	1,720

Safety and Graphics
2012	$334	$368	$295	$220	$1,217
2011	312	356	316	253	1,237
2010	278	319	286	255	1,138

Electronics and Energy
2012	$234	$282	$291	$219	$1,026
2011	313	326	271	230	1,140
2010	268	368	354	217	1,207

Health Care
2012	$401	$412	$399	$429	$1,641
2011	367	364	366	387	1,484
2010	344	342	325	346	1,357

Consumer
2012	$237	$227	$246	$233	$943
2011	219	207	247	182	855
2010	222	219	239	179	859

Corporate and Unallocated
2012	$(138)	$(124)	$(93)	$(116)	$(471)
2011	(104)	(94)	(90)	(132)	(420)
2010	(82)	(82)	(26)	(88)	(278)

Elimination of Dual Credit
2012	$(25)	$(29)	$(28)	$(27)	$(109)
2011	(24)	(26)	(26)	(25)	(101)
2010	(21)	(23)	(22)	(19)	(85)

Total Company
2012	$1,634	$1,728	$1,678	$1,443	$6,483
2011	1,578	1,655	1,581	1,364	6,178
2010	1,445	1,596	1,576	1,301	5,918

Supplemental Unaudited Geographic Area Information

Based on Geographic Area Structure Effective in the First Quarter of 2013

Geographic area information is used by the Company as a secondary performance measure to manage its businesses. Export sales and certain income and expense items are generally reported within the geographic area where the final sales to 3M customers are made. During the first quarter of 2013, 3M realigned its geographic area reporting to include Puerto Rico in the United States, rather than in the Latin America/Canada region. This Current Report on Form 8-K includes supplemental unaudited historical geographic area sales and operating income information to reflect this realignment on an annual basis for the years ended December 31, 2012, 2011 and 2010. The Company did not operate under the realigned geographic area structure for any of these prior periods and will begin to report comparative results under the new structure with the filing of its Quarterly Report on Form 10-Q for the quarter ending March 31, 2013. The impact of the preceding changes on previously reported geographic area net sales and operating income is summarized as follows:

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2012	Previously			Previously
(Millions)	Reported	Revised	Change	Reported	Revised	Change
United States	$10,528	$10,571	$43	$1,929	$1,938	$9
Asia Pacific	9,092	9,092	—	2,450	2,450	—
Europe, Middle East and Africa	6,730	6,730	—	1,163	1,163	—
Latin America and Canada	3,572	3,529	(43)	945	936	(9)
Other Unallocated	(18)	(18)	—	(4)	(4)	—
Total Company	$29,904	$29,904	$—	$6,483	$6,483	$—

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2011	Previously			Previously
(Millions)	Reported	Revised	Change	Reported	Revised	Change
United States	$10,028	$10,071	$43	$1,629	$1,639	$10
Asia Pacific	9,108	9,108	—	2,523	2,523	—
Europe, Middle East and Africa	7,076	7,076	—	1,150	1,150	—
Latin America and Canada	3,411	3,368	(43)	896	886	(10)
Other Unallocated	(12)	(12)	—	(20)	(20)	—
Total Company	$29,611	$29,611	$—	$6,178	$6,178	$—

	NET SALES			OPERATING INCOME
Year ended Dec. 31, 2010	Previously			Previously
(Millions)	Reported	Revised	Change	Reported	Revised	Change
United States	$9,210	$9,254	$44	$1,636	$1,647	$11
Asia Pacific	8,259	8,259	—	2,400	2,400	—
Europe, Middle East and Africa	6,259	6,259	—	1,112	1,112	—
Latin America and Canada	2,950	2,906	(44)	797	787	(10)
Other Unallocated	(16)	(16)	—	(27)	(28)	(1)
Total Company	$26,662	$26,662	$—	$5,918	$5,918	$—